    As filed with the Securities and Exchange Commission on February 11, 2002
                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 25749

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                               AXEDA SYSTEMS INC.
                      (formerly RAVISENT Technologies Inc.)
             (Exact name of registrant as specified in its charter)

            Delaware                                     23-2763854
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                            257 Great Valley Parkway
                                Malvern, PA 19355
               (Address of principal executive offices) (Zip Code)

                              --------------------

                  AXEDA SYSTEMS INC. 1999 STOCK INCENTIVE PLAN
                     EMATION LTD. 2001 SHARE INCENTIVE PLAN
                            (Full title of the Plans)

                              --------------------

                              ROBERT M. RUSSELL JR.
                Chairman of the Board and Chief Executive Officer
                               AXEDA SYSTEMS INC.
                   257 Great Valley Parkway, Malvern, PA 19355
                     (Name and address of agent for service)

                                 (800) 700-0362
          (Telephone number, including area code, of agent for service)

                              --------------------

                                                    CALCULATION OF REGISTRATION FEE
======================================= ==================== ========================== ======================== ==================
                                             Amount to be     Proposed Maximum Offering    Proposed Maximum          Amount of
 Title of Securities to be Registered       Registered (1)         Price Per Share      Aggregate Offering Price  Registration Fee
--------------------------------------- -------------------- -------------------------- ------------------------ ------------------
Axeda Systems Inc.
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.001 par value             1,780,361 shares             $2.54(2)            $4,522,116.90 (2)           $416.03
--------------------------------------- -------------------- -------------------------- ----------------------- ------------------
eMation Ltd.
2001 Share Incentive Plan
-------------------------
Common Stock, $0.001 par value             1,542,310 shares            $1.41 (3)            $2,174,657.10 (3)           $200.07
--------------------------------------- -------------------- -------------------------- ------------------------------------------
                                Total:     3,322,671 shares                                 Aggregate Registration Fee: $616.10
======================================= ==================== ========================== ==========================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Axeda Systems Inc. 1999 Stock Incentive Plan and the eMation Ltd. 2001 Share Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on February 8, 2002, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1993, as amended, on the basis of the weighted average exercise price of the outstanding options.

     With respect to the shares to be offered to employees of the Registrant's or its subsidiary, which are subject to the securities laws of the State of Israel, the following legend shall apply:

     "THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED AXEDA SYSTEMS INC. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY."

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Axeda Systems Inc. (formerly RAVISENT Technologies Inc.) (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K, filed with the SEC on April 2, 2001, and amended on April 30, 2001 in which there is set forth the audited consolidated financial statements for the Registrant's fiscal year ended December 31, 2000;

     (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the SEC on May 15, 2001, August 14, 2001 and November 14, 2001 for the quarters ending March 31, 2001, June 30, 2001 and September 30, 2001, respectively;

     (c) The Registrant's Current Reports on Form 8-K filed with the SEC on January 24, 2001, March 16, 2001, March 26, 2001, April 9, 2001, July
          6, 2001, August 15, 2001, September 28, 2001, December 21, 2001 and
          January 14, 2002, for the period dates January 18, 2001, March 1, 2001, March 21, 2001, March 23, 2001, June 28, 2001, August 6, 2001,
          September 27, 2001, December 7, 2001 and December 7, 2001, respectively; and

     (d) The Registrant's Registration Statement No. 000-26287 on Form 8-A12G filed with the SEC on June 7, 1999, together with the amendment thereto on Form 8-A12G/A filed with the SEC on June 24, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the DGCL. Registrant's certificate of incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Registrant has entered into indemnification agreements with its officers and directors, a form of which was previously filed with the SEC as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-77269). The indemnification agreements provide Registrant's officers and directors with further indemnification to the maximum extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

 Number  Exhibit
 ------  -------

  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26287 on form 8-A12G which is incorporated herein by reference pursuant to Item 3(d).
  5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1    Consent of KPMG LLP, Independent Auditors.
 23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
*99.1    Axeda Systems Inc. 1999 Stock Incentive Plan.
 99.2    eMation, Ltd. 2001 Share Incentive Plan.
 99.3    eMation, Ltd. 2001 Share Incentive Plan Form of Option Agreement.
 99.4    Form of Assumption Agreement
---------
* Exhibit 99.1 is incorporated by reference to Exhibit 99.1 of Registrant's Registration Statement No. 333-94417 on Form S-8 filed with the SEC on
  January 11, 2000.

Item 9.  Undertakings.
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Axeda Systems Inc. 1999 Stock Incentive Plan and the eMation Ltd. 2001 Share Incentive Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania on this 11th day of February, 2002.

                                           AXEDA SYSTEMS INC.

                                           By: /s/ Robert M. Russell Jr.
                                               ---------------------------------
                                               Robert M. Russell Jr.
                                               Chairman of the Board and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Axeda Systems Inc., a Delaware corporation, do hereby constitute and appoint Robert M. Russell Jr. and Thomas J. Fogarty and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                               Date
--------------------------------------         ------------------------------------           ----------------


/s/ Robert M. Russell Jr.                      Chairman of the Board and                      February 11, 2002
--------------------------------------         Chief Executive Officer
Robert M. Russell Jr.                          (Principal Executive Officer)



/s/ Thomas J. Fogarty                          Chief Financial Officer, Executive             February 11, 2002
--------------------------------------         Vice President, Corporate Services and
Thomas J. Fogarty                              Treasurer (Principal Financial and
                                               Accounting Officer)



/s/ Dale E. Calder                             President and Director                         February 11, 2002
--------------------------------------
Dale E. Calder



/s/ Evangelos Simoudis                         Director                                       February 11, 2002
--------------------------------------
Evangelos Simoudis



/s/ Walter L. Threadgill                       Director                                       February 11, 2002
--------------------------------------
Walter L. Threadgill



/s/ Paul A. Vais                               Director                                       February 11, 2002
--------------------------------------
Paul A. Vais



/s/ Bruce Ryan                                 Director                                       February 11, 2002
--------------------------------------
Bruce Ryan

                                  EXHIBIT INDEX

Number   Exhibit
------   -------
  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26287 on form 8-A12G which is incorporated herein by reference pursuant to Item 3(d).
  5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1    Consent of KPMG LLP, Independent Auditors.
 23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
*99.1    Axeda Systems Inc. 1999 Stock Incentive Plan.
 99.2    eMation Ltd. 2001 Share Incentive Plan.
 99.3    eMation Ltd. 2001 Share Incentive Plan Form of Stock Option Agreement.
 99.4    Form of Assumption Agreement.
---------
* Exhibit 99.1 is incorporated by reference to Exhibit 99.1 of Registrant's Registration Statement No. 333-94417 on Form S-8 filed with the SEC on January 11, 2000.